UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2006
COLEMAN CABLE, INC.
(Exact name of registrant as specified in its charter)

36-4410887
DELAWARE	333-124334	(I.R.S. Employer of Incorporation
(State or other jurisdiction)	(Commission File Number)	Identification No.)
1530 Shields Drive, Waukegan, Illinois 60085
(Address of principal executive offices)
Registrant’s telephone number, including area code: (847) 672-2300
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On November 14, 2006, Coleman Cable, Inc. (the “Company”) approved a plan to close its manufacturing facility and sell the building and property located in Siler City, North Carolina. The Company determined that the efficient utilization of its manufacturing assets would be enhanced by partial relocation of production to the Company’s plants in Hayesville, North Carolina and Waukegan, Illinois supplemented by additional international sourcing.
     The Company estimates the cost of the closure and relocation to be approximately $0.9 million, which includes cash expenditures of approximately $0.1 million for severance costs and $0.8 million for other costs related to the closure. We expect that the closure will be complete by the end of the first quarter of 2007 and that the related costs will be reflected in the Company’s financial statements for the fourth quarter of 2006 and the first quarter of 2007.
Item 8.01 Other Events
     On November 16, 2006, the Company filed with the SEC a shelf registration statement on Form S-1 (the “Registration Statement”), to register for resale from time to time up to 16,786,895 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), which constitute all of the shares of the Company’s common stock currently outstanding. The Shares may be offered for sale by all of the Company’s shareholders (the “Selling Shareholders”).
     Certain of the Selling Shareholders acquired Shares covered by the Registration Statement in a private placement that was consummated on October 11, 2006 (the “2006 Private Placement”) in reliance on certain exemptions from the registration requirements of the Securities Act of 1933. The Company is registering the offer and sale of the Shares to satisfy registration rights that the Company granted in connection with the 2006 Private Placement. The Company is not issuing any additional Shares under the Registration Statement and will not receive any proceeds from the sale of Shares by the Selling Shareholders. Once the registration statement is declared effective, the Company intends to list the Shares for trading on the NASDAQ Stock Market and has reserved the symbol “CCIX.” In connection with the 2006 Private Placement, the Company amended its Articles of Incorporation and its credit agreement, as disclosed in the Company’s Report on Form 8-K dated September 13, 2006 and in its Quarterly Report on Form 10-Q for the three months ended September 30, 2006 dated November 7, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLEMAN CABLE, INC.
By:	/s/ Richard N. Burger
Richard N. Burger
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

DATE: November 16, 2006

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